UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.            )

Filed by the Registrant X
Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
X	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

DAVITA INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
X	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Annual Meeting Stockholder Outreach

May 2022

DaVita at a Glance

Our Mission: To be the Provider, Partner and Employer of Choice

- Comprehensive kidney care provider focused on transforming care to improve the quality of life for patients globally
- Provides life-sustaining care for more than 240,000 patients in 11 countries globally[(1)]
- A leader in clinical quality and innovation for more than 20 years
- ~$12B in annual revenue in fiscal year 2021
- Operating through a network of 3,154 outpatient dialysis centers, including 2,815 outpatient dialysis centers in the U.S.[(1)]
- Committed to health equity through patient-centric models, technological advances and growing integrated care offerings



Three-year TSR(2)
DaVita
+93%
S&P 500
+44%
Health Care Services Select
+35%
May'19
Aug'19
Nov'19
Feb'20
May'20
Aug'20
Nov'20
Feb'21
May'21
Aug'21
Nov'21
Feb'22
May'22
DaVita
S&P 500
S&P Health Care Services Select Industry Index

(1) All metrics used herein relating to patient, dialysis centers, countries of operation and teammate counts are as of 12/31/2021, unless otherwise noted.
(2) Total Stockholder Return ("TSR") for the period 5/17/2019 to 5/18/2022. For purposes of disclosure, TSR is calculated assuming dividend reinvestment.

Selected ESG Ratings and Rankings

DaVita emerges as an ESG leader in Healthcare Services

Report/Indicator	Scoring Scale	2021 Score	2021 Performance Benchmarking
Dow Jones Sustainability Index (S&P Global CSA)	Minimum score required to be listed on Index	World Index; 76 out of 100	Top 5% of healthcare services providers
Carbon Disclosure Project	F (Failure to Disclose) to A (Best)	B	Above average for North America and for our sector (average North American and health care provision scores = C)
MSCI ESG Rating	CCC to AAA (Best)	AA	Top 15% of healthcare services sector

ESG Strategy

Our focus on corporate citizenship and ESG issues has long been a differentiator for DaVita. For more than 16 years, our Trilogy of Care – Caring for our Patients, Caring for Each Other and Caring for Our World – has been at the heart of who we are and what we do.

In 2021, we established five focus areas based on feedback from key stakeholders and the SASB recommendations for healthcare service providers.

Our ESG Strategy: Seek out opportunities that benefit our patients, teammates and communities, align with our core strategy and leverage our experience as a healthcare leader.

Measuring Progress: Our Community Care ESG Report covers our ESG governance, strategy, metrics and targets, including SASB metrics and our first Taskforce on Climate-Related Financial Disclosures ("TCFD") report.



ESG Areas of Focus
Patient Care
• Quality of Care
• Patient Experience
• Patient Education
• Health Equity
Teammate Engagement
• Diversity & Belonging
• Teammate Development
• The DaVita Way
Environmental Stewardship
• Carbon Emissions Reduction
• Water & Waste Reduction
Healthy Communities
• Charitable Giving
• Volunteerism
Leading with Integrity and Accountability
• Compliance, Ethics & Governance
• Data Privacy
• Supply Chain

2025 ESG Goals

Patient Care	Teammate Engagement	Environmental Stewardship	Healthy Communities	Leading with Integrity and Accountability
25% of patients choose to dialyze at home[1]	Teammate engagement score of 84% or higher	100% powered by renewable energy globally[2]	125,000 hours of volunteerism	Ensure that compliance remains an enterprise priority by maintaining a strong culture of compliance
Lead the industry in external quality ratings	Sustain equal pay for equal work	Reduce carbon emissions by 50%*	Enhance our impact through strategic giving focus areas	Continue to have teammates and directors complete compliance training and review code of conduct annually
Educate more than 100,000 patients in a Kidney Smart class	Meet or exceed EEO-1 benchmarks at all levels	Save 240 million gallons of water		Continue to have new teammates complete compliance training and review the code of conduct within 60 days of hire
Patient Net Promoter Score of 50 or higher	Maintain focus and leadership on belonging	Implement recycling at 100% of US facilities where permitted		Continue to ensure that medical directors and joint venture partners receive annual compliance training
Achieve greater health equity for our patients	Provide learning and development to 95% of teammates each year	Vendors representing 70% of emissions set climate change goals*		
	Increase participation to 50% of teammates participating in health and well-being programming	Teammates to complete 70,000 Green Actions		

We identified our key ESG issues and focus areas and incorporated SASB recommended metrics for health care service providers. These goals represent our ongoing commitment to advancing corporate citizenship initiatives. Many of these goals are aspirational. **While we recognize that it may be difficult to achieve many of these goals during the desired timeframes, we believe there is value in striving for these goals.**

*Approved by the Science Based Target initiative

1 Modality selections and decisions related to a patient's care are always made by the attending nephrologist and patient, and provided pursuant to a physician's order.
2 Via on-site renewable energy and/or Virtual Power Purchase Agreements.

Our 2021 ESG Highlights

Patient Care

- ✓ **7,500+** DaVita patients received a kidney transplant
- ✓ **~217,000** COVID-19 vaccines and boosters administered to the dialysis community
- ✓ **~15%** of DaVita patients in the U.S. received convenient home dialysis treatments

Teammate Engagement

- ✓ **12,500+** teammates participated in a DaVita University professional development course
- ✓ **84%** of teammates are engaged based on our 2021 survey

Environmental Stewardship

- ✓ Our virtual power purchase agreements now produce enough renewable energy to power **100%** of our U.S. operations
- ✓ Our **2025 climate targets** were approved by the Science Based Targets initiative

Healthy Communities

- ✓ We launched a year-long pilot with the National Kidney Foundation's *The Big Ask: The Big Give* platform to help improve **health equity in transplantation**
- ✓ **$15 million** deposited to HOPE Credit Union, which provides banking services and loans to underserved communities

Leading with Integrity and Accountability

- ✓ **99.7%** of U.S. teammates and directors completed annual compliance training in 2021

Diversity & Belonging

Diversity: We strive to have strong representation of women and people of color in our Village by meeting or exceeding EEO-1 benchmarks for all levels.

- ★ ~54% of our U.S. leaders with P&L responsibilities are female[1]
- ★ ~25% of our U.S. leaders with P&L responsibilities are people of color[1]
- ★ We are one of 8% of companies in the S&P 500 to have a woman serving as the independent Board Chair[2] and as of June 9, 2022, 80% of Board leadership positions will be held by women or people of color

Belonging: We aspire to foster a sense of belonging for all teammates, patients, physicians and care partners regardless of gender, race/ethnicity or any other factor.

- ★ Based on our 2021 internal surveys, 84% of teammates indicated that they feel a sense of belonging within the DaVita community
- ★ Launched our second Week of Belonging, engaging global teammates in activities and education designed to further enhance a feeling of belonging

Economic Mobility: We are committed to supporting teammates to increase their earnings potential through career development and educational opportunities.

- ★ Educational scholarships to support teammates of color to attend community college, college or university to earn their degree of choice
- ★ Bridge to Your Dreams: Offers high-performing patient care technicians, licensed vocational nurses and licensed practical nurses a path to becoming a registered nurse through fully funded tuition and career coaching
- ★ In 2021, DaVita invested $4.4M in tuition reimbursement, impacting approximately 1,800 teammates

Health Equity: We are dedicated to contributing to equitable health care access and outcomes for the patient communities we serve.

- ★ Strive for equitable representation in home dialysis by addressing bias in selection and improving modality education
- ★ Support all interested patients as they navigate the transplant process and pursue the transplant waitlist
- ★ Closed the COVID-19 vaccination gap for our Hispanic patients and improved the vaccination gap for our Black patients

(1) As of Dec. 31, 2021.
(2) Spencer Stuart 2021 Board Index.

Highly Qualified and Diverse Board Nominees

Board Leadership



Pamela Arway
Independent Board Chair
Former President, Japan, Asia-Pacific, Australia, American Express



Barbara Desoer
Compensation Committee Chair
Former CEO Citibank, N.A.



Paul Diaz
Compliance and Quality Committee Chair
CEO, Myriad Genetics



Phyllis Yale
Nominating & Governance Committee Chair
Advisory Partner, Bain & Company



John Nehra
Incoming Audit Committee Chair**
Former General Partner, New Enterprise Associates



Dr. Gregory J. Moore
Corporate Vice President, Microsoft Health & Life Sciences
Joined the Board In Sept. 2021



Jason M. Hollar
Chief Financial Officer, Cardinal Health, Inc.
Joined the Board In May 2022



Javier Rodriguez
Chief Executive Officer



Charles Berg
President of U.S. Government Business and Senior Advisor, Cigna Corporation

Director Nominee Selected Skills / Experience

Skill / Experience	Nominees
Strategic Initiatives / M&A	8
Risk Management	7
Finance / Capital Allocation	7
Technology / Digital Transformation / Cybersecurity	3
Government / Regulatory / Public Policy	6
Human Capital Management / Compensation	7
Healthcare Provider / Physician	6
Healthcare Payor	3
Healthcare Investing / Venture Capital	7
Home Care / Integrated Care	6
Public Company Corporate Governance	9



10+ years
6-10 years
0-5 years
Average Tenure
9.0
years



Gender Diversity
33%
Female



Racial/ Ethnic Diversity
22%

Commitment to Board Diversity and Tenure*

- Independent, diverse Board Chair
- Diverse CEO
- Seven of nine Directors are Independent**
- **80% of Board leadership positions held by women or people of color*****

* Tenure and diversity statistics for Director nominees calculated as of April 25, 2022
** Under NYSE Rules
*** As of June 9, 2022

DaVita

Political Contributions Oversight and Disclosures

Robust Board and Management Oversight

The majority independent Board oversees our Policy Related to Political and Lobbying Expenditures[1] ("Policy"), as well as the Company's **public policy priorities, advocacy efforts, including lobbying activities and political spending, and related risks**

Board receives **reports from senior leadership no less than annually**

Government Affairs team **reviews positions of candidates or organizations** to which contributions are proposed to determine **whether those positions conflict with the Company's core values and policies,** and reports regularly on these matters to the Board

Policy requires **any material breaches** of the Policy identified by or reported to the Government Affairs team or senior management be **reported to the Board as soon as practicable**

Extensive engagement with stockholders over the years to develop our approach to political spending disclosures

Published our second Semi-Annual Report on Political Spending and Lobbying Expenditures[1] in 2022, which includes the enhancements noted below:

Direct links to federal and state disclosure forms reporting **corporate and DaPAC contributions to political parties, candidates and political committees**

Itemized tabular disclosures of the above-referenced spending[2]

Direct links to **federal and state lobbying reports**

A list of the **top 5 trade associations** to which DaVita paid funds in the preceding 6-month period

A description of the Company's position on **key policy priorities**

An annual report with **an itemized list of the non-deductible portion of dues and payments to trade associations** where total dues paid and payments made in the preceding twelve months ≥ $50,000[2]

(1) Website references are provided for convenience only, and the referenced content is not incorporated by reference.
(2) New disclosure in 2022.

2021 Compensation Program

Element	Form	2021 Key Characteristics for NEO Compensation Program
Base Salary	Cash	Adjusted based on individual performance, changes to portfolio of responsibilities and/or comparative market data
Short-Term Incentive	Cash	Financial: Adjusted Operating Income (50%)
		Financial: Free Cash Flow from Continuing Operations (20%)
		Strategic Objectives (30% total)– ESG-related and formulaically evaluated and the same for all participants (21%) and custom objectives (9%)
Annual Long-Term Incentive[1]	PSUs (60% for all NEOs)	Delayed vesting, 50% after year three and 50% after year four Adjusted EPS (75%) Relative TSR vs. S&P Health Care Services Select Industry Index (25%) – Outperformance (55th percentile) required for target level (100%) vesting
	RSUs	Delayed vesting, 50% after year three and 50% after year four
	SSARs	Delayed vesting, 50% after year three and 50% after year four Expire five years from grant date

Based on stockholder feedback, we have maintained the same overall structure of our executive compensation program for 2022.

1 Annual LTI split varies by NEO. In 2021, Javier Rodriguez (CEO) did not receive an LTI grant; Joel Ackerman (CFO) and Mike Staffieri (COO, Kidney Care) received 60% PSUs and 40% SSARs; Kathleen Waters (Chief Legal and Public Affairs Officer) and Jim Hearty (Chief Compliance Officer) received 60% PSUs, 20% RSUs and 20% SSARs.

We Value Your Support

We request your support at the 2022 Annual Meeting of Stockholders

FOR each of the nominees	Election of the nine director nominees identified to serve until our 2023 Annual Meeting
FOR	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2022
FOR	Approval, on an advisory basis, of the compensation of our NEOs
AGAINST	Stockholder proposal regarding political contributions disclosure

DaVita.

Forward-Looking Statements

This presentation contains or refers to certain forward-looking statements within the meaning of the federal securities laws including, among other things, the Company's ESG-related goals, such as the Company's 2025 ESG goals, many of which are aspirational, and its corporate citizenship, diversity and belonging initiatives. Without limiting the foregoing, statements including the words "expect," "intend," "will," "may," "continue," "target," "goal" and similar expressions are intended to identify forward-looking statements. The Company bases its forward-looking statements on information available to it on the date of this presentation, and undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of changed circumstances, new information, future events or otherwise, except as may otherwise be required by law. It may be difficult to achieve many of the Company's 2025 goals during the desired timeframes or at all. Actual future events could also differ materially due to numerous factors that involve substantial known and unknown risks and uncertainties including, among other things, the risks and uncertainties set forth under "Risk Factors" and elsewhere in the Company's reports on Form 10-K and Form 10-Q and the other risks and uncertainties discussed in any subsequent reports that the Company files with the Securities and Exchange Commission from time to time.